UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 24, 2020

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2020, the Compensation Committee of the Board of Directors of Accelerate Diagnostics, Inc. (the “Company”) granted the following stock options and performance stock units to named executive officers of the Company under the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Plan”).

Name	Performance Options (1)	Retention Options (2)	Performance Stock Units (3)
Jack Phillips, President and Chief Executive Officer	—	—	24,408
Steve Reichling, Chief Financial Officer	20,118	67,061	16,765
Ron Price, Senior Vice President and Head of Commercial Operations, Americas	14,201	47,337	11,834
Romney Humphries, Ph.D., Chief Scientific Officer	16,864	56,213	14,053

(1) The options were awarded for 2019 performance and vested immediately upon grant with an exercise price of $5.93.

(2) The options were awarded to encourage employee retention and vest in equal annual amounts on each anniversary of the grant date over five years with an exercise price of $5.93.

(3) The performance stock units will vest in whole upon the Company’s achievement of an annual revenue target if such target is achieved no later than 2022. If the annual revenue target is not achieved by 2022, the performance units will forfeit. Each vested performance stock unit will be settled in one share of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC. (Registrant)
Date: March 30, 2020

/s/ Steve Reichling
Steve Reichling Chief Financial Officer